UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 24, 2003

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events.

   AirTran Holdings, Inc. Reports Conversion of $5.5 Million Principal Amount
     of its 7.75% Series B Senior Convertible Notes, Due April 12, 2009

     AirTran Holdings, Inc. (NYSE: AAI), parent Company of AirTran Airways, Inc., announced that on June 24, 2003, Boeing Capital Loan Corporation exercised its contractual right to convert the remaining $5.5 million in principal amount of AirTran Holdings, Inc.'s 7.75% Series B Senior Convertible Notes, due April 12, 2009, held by Boeing Capital Loan Corporation. AirTran Holdings issued such Convertible Notes on April 12, 2001 to Boeing Capital in connection with a refinancing of indebtedness evidenced by certain notes due April 2001.

     In connection with the conversion, the Company issued 1,014,760 shares of common stock of the Company to Boeing Capital Loan Corporation. The book value of the converted notes was $5.5 million, and the Company will reduce debt and increase shareholders' equity by $5.5 million as a result of the transaction. Because the conversion relates to a convertible security, under applicable accounting rules, the Company will recognize a non-cash charge of $1.8 million in the second quarter. As a result of this conversion, the Company's annual interest expense in the future will decrease by $0.4 million.

     AirTran Airways is one of America's largest low-fare airlines - employing more than 5,000 professional Crew Members and serving 492 flights a day to 43 destinations. The airline's hub is at Hartsfield Atlanta International Airport, the world's busiest airport (by passenger volume), where it is the second largest carrier operating 189 flights a day. The airline never requires a roundtrip purchase or Saturday night stay, and offers an affordable Business Class, assigned seating, easy online booking and check-in, the A-Plus Rewards frequent flier program, and the A2B corporate travel program. AirTran Airways is the world's largest operator of the Boeing 717, the most modern, environmentally friendly aircraft in its class. For more information and reservations, visit airtran.com (America Online Keyword: AirTran), call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770-994-8258 (in Atlanta) or your travel agent.

Statements regarding the Company's future growth, profitability, financing activities, financing commitments, estimates of the non-cash charge and impact on future interest expense are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, the ability of the Company to satisfy any conditions of such financing activities, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 2, 2003	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: July 2, 2003	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)